UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2021

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers

Appointment of Margie L. Traylor to Board of Directors and Audit Committee

On May 27, 2021, the board of directors (the “Board”) of Augmedix, Inc. (the “Company”) appointed Margie L. Traylor as a member of the Board, effective immediately. Ms. Traylor will serve as a Class III director with a term expiring at the Company’s 2023 annual meeting of stockholders. Ms. Traylor will also serve as chair of the audit committee of the Board.

Ms. Traylor is the co-founder of Audacious Studios—the parent company to August United, an influencer marketing agency, Tailwind, a performance media consultancy, Cast & Hue, an experience design consulting firm, and Interobang, a technology incubator—where she has served as its Chief Executive Officer for the last 22 years. Ms. Traylor is also a board member of HonorHealth, a non-profit healthcare system, and serves on its Strategic Planning, Executive and Compensation, Quality, Audit and Medical Staff Planning and Partnership Committees. Her prior experience includes E-Commerce Vice President, Controller, PwC Auditor, and CPA for public and private companies. Ms. Traylor holds a Master of Healthcare Innovation from the Arizona State University College of Nursing and Health Innovation and a B.S. in Accounting from the Arizona State University, W. P. Carey School of Business. Her prior corporate leadership roles include E-Commerce Vice President, Controller, PwC Auditor, and CPA for public and private companies with $500M to $5B in revenues.

Ms. Traylor’s compensation for serving as a director consists of a cash fee in the amount of $60,000 per year, comprised of $40,000 for services as a member of the Board and $20,000 for services as chair of the audit committee, and a stock option to purchase 25,454 shares of the Company’s common stock at an exercise price of $5.50 per share, with such option vesting in 1/12th increments over one year subject to Ms. Traylor’s continuous service as a Board member. Such stock option was granted under the Company’s 2020 Equity Incentive Plan.

There were no arrangements or understandings between Ms. Traylor and any other persons pursuant to which Ms. Traylor was selected as a director. Neither Ms. Traylor nor any member of her immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: June 2, 2021	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer

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